AMENDMENT
                                   ---------

              TO SUB-INVESTMENT MANAGEMENT AGREEMENT ("AGREEMENT")
                  BETWEEN THE PRUDENTIAL INVESTMENT CORPORATION
                             ("INVESTMENT MANAGER")
                                       AND
           PRICOA ASSET MANAGEMENT LIMITED ("SUB-INVESTMENT MANAGER")

     This Amendment to the Agreement dated September 30, 1997, is dated January 8, 1998 and effective as of December 1, 1997.


     WHEREAS, the parties have agreed that the Sub-Investment Manager will provide investment advisory services to the Prudential Europe Growth Fund, Inc., a registered investment company under the Investment Company Act of 1940, and PRICOA Worldwide Investors Portfolio-European Growth Fund, an investment company organized under the laws of the Grand Duchy of Luxembourg to Sub-Investment Management Agreement;


     NOW THEREFORE, it is agreed as follows:

1. Section 1 of the Agreement is hereby amended to read as follows:

     APPOINTMENT. Sub-Investment Manager will act as an investment manager with respect to the Client Accounts which are detailed in Schedule A annexed to this Agreement. In providing its services Sub-Investment Manager will act for Investment Manager on the basis that Investment Manager is a non-private customer (as defined for the purposes of IMRO rules). Investment Manager agrees that it is the only customer of Sub-Investment Manager hereunder for the purposes of IMRO Rules and that, notwithstanding Investment Manager has identified the Client Accounts to Sub-Investment Manager, none of the Client Accounts will be an indirect customer of Sub-Investment Manager for those purposes. In addition to providing investment management services, Sub-Investment Manager may arrange for the execution of trades on behalf of the Investment Manager for portfolios specified from time to time by the Investment Manager.

     2. Schedules A and B to the Agreement are hereby amended and substituted by the attached Schedules A and B, respectively:

     IN WITNESS WHEREOF, the parties have caused this Amendment to be signed as of the date indicated above.

THE PRUDENTIAL INVESTMENT CORPORATION

BY:_________________________________________


         Jonathan M. Greene
NAME:_______________________________________

TITLE:   Senior Vice President
      ______________________________________

PRICOA ASSET MANAGMENT LIMITED

BY:_________________________________________

NAME:______________________________________

TITLE:______________________________________

BY:_________________________________________

NAME:______________________________________

TITLE:_______________________________________

                              SCHEDULE A (AMENDED)
                              -------------------

               TO THE SUB-INVESTMENT MANAGEMENT AGREEMENT BETWEEN
                    THE PRUDENTIAL INVESTMENT CORPORATION AND
                         PRICOA ASSET MANAGEMENT LIMITED

                            SCHEDULE OF REMUNERATION

FUND                                                             ANNUAL FEE
----                                                             ----------

Prudential International Bond Fund
(formerly The Global Government Plus Fund, Inc.)                30 basis points

The Global Total Return Fund, Inc.                              30 basis points

Prudential Intermediate Global Income Fund, Inc.                30 basis points

Prudential Global Limited Maturity Fund, Inc.                   30 basis points


PRICOA World Wide Investors Portfolio, Global Bond Fund         30 basis points


PRICOA World Wide Investors Portfolio, European Growth Fund     55 basis points

PRICOA Money Market Portfolio, Deutsche Mark Series             30 basis points

PRICOA Money Market  Portfolio, Pound Sterling Series            0 basis points

Prudential General Account:

-European Portion of the Small Cap Account                      65 basis points

-European Small Cap Account                                     65 basis points

-European Portion of the Global Small Cap Account               65 basis points

Prudential Group Trust Account (Pru Plan)


-European Portion of International Large Cap Account           100 basis points

-European Portion of International Small Cap Account           100 basis points

TOLI  GLOBAL-Roche Retiree Welfare Investment Trust            100 basis points


Prudential  Global Genesis Fund, Inc.                           55 basis points

Prudential Europe Growth Fund, Inc.                             55 basis points

--------------------------------------------------------------------------------

     1. The fee payable for each quarter is calculated at the above rates on the average funds under management during the quarter.

     2. Sub-Investment Manager will invoice Investment Manager at the end of each quarter for actual fees due as calculated in accordance with 1 above and invoices will be payable within 30 days of invoice date.

     3. Investment Manager will undertake to use best endeavors to prepay each quarter's estimated fees at the beginning of the relevant quarter (1 January, 1 April, 1 July, 1 October)

     4. Fees are calculated pro-rata where funds are not managed for the full term of a calendar quarter.

     This amended schedule is deemed to be effective from the commencement of this agreement.

     FOR THE PRUDENTIAL INVESTMENT CORPORATION

     By:_______________________________

     Date:_____________________________

     FOR PRICOA ASSET MANAGEMENT LIMITED

     Director: ____________________      Director: _________________________

     Date: ________________________      Date:______________________

                                   SCHEDULE B
                                   ----------

               TO THE SUB-INVESTMENT MANAGEMENT AGREEMENT BETWEEN
                    THE PRUDENTIAL INVESTMENT CORPORATION AND
                           PRICOA ASSET MANAGEMENT LTD

                    INVESTMENT GUIDELINES FOR CLIENT ACCOUNTS

The investment guidelines for the following Prudential Mutual Funds are as set out in each fund's statutory documentation:

PRUDENTIAL INTERNATIONAL BOND FUND, INC. (formerly, The Global Government Plus Fund, Inc.)

The Fund's investment objective is to seek total return, the components of which are current income and capital appreciation. The Fund attempts to achieve its objective by investing primarily in debt securities issued or guaranteed by governments, semi-government entities, governmental agencies, supranational entities and other governmental entities in the United States and in other countries and denominated in the currencies of such countries.

The Fund's detailed investment polices and investment restrictions are set out in the Fund's Prospectus dated February 28, 1997 and the Fund's Statement of Additional Information dated February 28, 1997.

THE GLOBAL TOTAL RETURN FUND, INC.

The Fund's investment objective is to seek total return, the components of which are current income and capital appreciation. The Fund attempts to achieve its objective by investing, under normal circumstances, at least 65% of its total assets in governmental (including supranational), semi-governmental or government agency debt securities or in short-term bank debt securities or deposits in the United States and in foreign countries denominated in US dollars or in foreign currencies, including debt securities issued or guaranteed by the US Government and foreign governments, their agencies, authorities or instrumentalities. The remainder is generally invested in corporate debt securities or longer term bank debt securities.

The Fund will invest primarily in investment grade securities or in non-rated securities determined by the Fund's investment adviser to be of equivalent quality. The Fund may invest up to 10% of its total assets in debt securities rated below investment grade, with a minimum rating of B, by either S&P or Moody's or by another NRSRO, or, if unrated, are deemed to be of equivalent quality by the investment adviser.

The Fund's detailed investment policies and investment restrictions are set out in the Fund's Prospectus dated February 28, 1997.

PRUDENTIAL INTERMEDIATE GLOBAL INCOME FUND, INC.

The Fund's objective is to seek to maximize total return, the components of which are current income and capital appreciation. The Fund will attempt to achieve its objective by investing primarily in obligations issued or guaranteed by the US Government, its agencies, authorities or instrumentalities and in obligations issued or guaranteed by certain foreign governments, quasi-governmental entities, governmental agencies, supranational entities or any of their political subdivisions or instrumentalities. The Fund will invest primarily in investment grade securities or in non-rated securities determined by the Fund's investment adviser to be of equivalent quality. The Fund may invest up to 10% of its total assets in debt securities rated below investment grade, with a minimum rating of B, by either S&P or Moody's or by another NRSRO, or if unrated, are deemed to be of equivalent quality by the investment adviser.

The Fund's detailed investment policies and investment restrictions are set out in the Fund's Prospectus dated February 28, 1997 and the Fund's Statement of Additional Information dated February 28, 1997.

PRUDENTIAL GLOBAL LIMITED MATURITY FUND, INC.

The Fund's investment objective is to maximize total return, the components of which are current income and capital appreciation. The Fund seeks to achieve its objective by investing primarily in a portfolio of debt securities denominated in the US dollar and a range of foreign currencies. The Fund will maintain a weighted average maturity of more than 2, but less than 5, years with the maturity for any individual security generally not exceeding 10 years. The Fund may also invest up to 20% of its total assets in debt securities rated below investment grade, with a minimum rating of B, by either S&P or Moody's or by another NRSRO, or, if unrated, are deemed to be of equivalent quality by the investment adviser.

The Fund's detailed investment policies and investment restrictions are set out in the Fund's Prospectus dated December 30, 1996 and the Fund's Statement of Additional Information dated December 30, 1996.

PRICOA WORLDWIDE INVESTORS PORTFOLIO, GLOBAL BOND FUND

The Fund's investment objective is to seek total return, the components of which are current income and capital appreciation. The Fund seeks to achieve its investment objective by investing primarily in investment grade bonds issued by governments and corporations with varying maturities. It may also have limited exposure to non-investment grade issues from emerging markets.

The Fund's detailed investment policies and investment restrictions are set out in the Fund's Prospectus dated October 28, 1996.

PRICOA WORLDWIDE INVESTORS PORTFOLIO, EUROPEAN GROWTH FUND

The Fund's investment objective is long-term growth of capital through investment in a portfolio of transferable equity and debt securities of companies domiciled in Europe.

The Fund's detailed investment policies and investment restrictions are set out in the Fund's Prospectus dated October 28, 1996.

PRICOA MONEY MARKET PORTFOLIO

The Fund's investment objective is to provide the highest level of current income in each designated currency consistent with safety of principal. Each Series seeks to achieve this objective by investing in a portfolio of high quality money market instruments and short-term debt obligations having a maturity of one year or less denominated (1) in the designated currency of the Series or (2) in US dollars (or other currencies) in combination with forward currency exchange contracts to purchase matching amounts of the designated currency.

The Fund's detailed investment policies and investment restrictions are set out in the Fund's Prospectus dated June 12, 1991.

PRUDENTIAL GLOBAL GENESIS FUND, INC.

The Fund's investment objective is long-term growth of capital. The Fund seeks to achieve its investment objective by investing primarily in common stocks, common stock equivalents (such as warrants and convertible debt securities) and other equity securities (including preferred stocks) of smaller foreign and domestic companies. Under normal circumstances, the Fund will invest 65% of its total assets in such securities.

The Fund's detailed investment policies and investment restrictions are set out in the Fund's Prospectus dated July 30, 1997 and the Fund's Statement of Additional Information dated July 30,1997.

PRUDENTIAL EUROPE GROWTH FUND, INC.

The Fund's investment objective is to seek long-term growth of capital. The Fund attempts to achieve this objective by investing primarily in equity securities (common stock, securities convertible into common stock and preferred stock) of companies domiciled in Europe.

The Fund's detailed investment policies and investment restrictions are set out in the Fund's Prospectus dated July 1, 1997, and the Fund's Statement of Additional Information dated July 1, 1997.

The investment guidelines for the remaining funds are as follows:

PRUDENTIAL GENERAL ACCOUNT

EUROPEAN PORTION OF THE SMALL CAP ACCOUNT

1. Investments will be composed primarily of securities publicly traded in Europe.

2. Investments will be targeted in securities of small capitalization companies. (Stocks which primarily make up the lowest 20 percent of the total market capitalization of $30 million to $1.5billion. The majority of investments to be in the stocks with market capitalization less than $750 million.)

3. No more than 10% of the portfolio will be invested in stocks larger than $1.5 billion and not represented in the Salomon Brothers Extended Market Index ("EMI").

4. No more than 10% of the portfolio will be invested in any one company at the time of purchase.

5. The portfolio will not purchase more than 10% of the issued capital of any one company.

6. Investments in cash and related instruments will not exceed 25% of the portfolio, except during initial portfolio building.

7. Currency hedging of underlying stock positions only (requires approval of Global Small Cap Equities CIO). Foreign currency futures and options contracts can only be employed to hedge underlying currency exposure (i.e., up to but not more than 100% of underlying exposure to a foreign currency as measured by the value of cash plus securities held in that foreign currency).

EUROPEAN SMALL CAP ACCOUNT

1. Investments will be composed primarily of securities publicly traded in Europe.

2. Investments will be targeted in securities of small capitalization companies. (Stocks which primarily make up the lowest 20 percent of the total market capitalization of $30 million to$1.5 billion. The majority of investments to be in the stocks with market capitalization less than $750 million.)

3. No more than 10% of the portfolio will be invested in stocks larger than $1.5 billion and not represented in the Salomon Brothers Extended Market Index ("EMI").

4. No more than 10% of the portfolio will be invested in any one company at the time of purchase.

5. The portfolio will not purchase more than 10% of the issued capital of any one company.

6. Investments in cash and related instruments will not exceed 25% of the portfolio, except during portfolio building.

7. Currency hedging of underlying stock positions only (requires approval of Global Small Cap Equities CIO). Foreign currency futures and options contracts can only be employed to hedge underlying currency exposure (i.e., up to but not more than 100% of underlying exposure to a foreign currency as measured by the value of cash plus securities held in that foreign currency).

EUROPEAN PORTION OF THE GLOBAL SMALL CAP ACCOUNT

1. Investments will be composed primarily of securities publicly traded in Europe.

2. Investments will be targeted in securities of small capitalization companies. (Stocks which primarily make up the lowest 20 percent of the total market capitalization of $30 million to$1.5 billion. The majority of investments to be in the stocks with market capitalization less than $750 million.)

3. No more than 10% of the portfolio will be invested in stocks larger than $1.5 billion and not represented in the Salomon Brothers Extended Market Index ("EMI").

4. No more than 10% of the portfolio will be invested in any one company at the time of purchase.

5. The portfolio will not purchase more than 10% of the issued capital of any one company.

6. Investments in cash and related instruments will not exceed 25% of the portfolio, except during initial portfolio building.

7. Currency hedging of underlying stock positions only (requires approval of Global Small Cap Equities CIO). Foreign currency futures and options contracts can only be employed to hedge underlying currency exposure (i.e., up to but not more than 100% of underlying exposure to a foreign currency as measured by the value of cash plus securities held in that foreign currency).

PRUDENTIAL GROUP TRUST ACCOUNT (PRU PLAN)

EUROPEAN PORTION OF THE INTERNATIONAL LARGE CAP ACCOUNT

1. The investment objective will be long term capital appreciation through investment in a broadly diversified portfolio from outside the United States. The portfolio will be measured against the Morgan Stanley International "EAFE" Index.

2. Investments will be composed primarily of securities publicly traded in Europe.

3. Portfolio will be invested primarily (75%) in securities of large capitalization companies (greater than $1.5 billion).

4. No more than 10% of the portfolio will be invested in any one company at the time of purchase.

5. The portfolio will not purchase more than 10% of the issued capital of any one company.

6. Investments in cash and related instruments will not exceed 15% of the portfolio, except during initial portfolio building.

7. Currency hedging of underlying stock positions only (requires approval of Global Small Cap Equities CIO).

EUROPEAN PORTION OF THE INTERNATIONAL SMALL CAP ACCOUNT

1. Investments will be composed primarily of securities publicly traded in Europe.

2. Portfolio will be primarily (70%) in securities of small capitalization companies.(Stocks which primarily make up the lowest 20 percent of the total market capitalization of $30 million to$1.5 billion. The majority of investments to be in the stocks with market capitalization less than $750 million.)

3. No more than 10% of the portfolio will be invested in stocks larger than $1.5 billion and not represented in the Salomon Brothers Extended Market Index ("EMI").

4. No more than 10% of the portfolio will be invested in any one company at the time of purchase.

5. The portfolio will not purchase more than 10% of the issued capital of any one company.

6. Investments in cash and related instruments will not exceed 15% of the portfolio, except during initial portfolio building.

7. Currency hedging of underlying stock positions only (requires approval of Global Small Cap Equities CIO).

TOLI GLOBAL- ROCHE RETIREE WELFARE INVESTMENT TRUST (EUROPEAN PORTION OF
 THE GLOBAL ACCOUNT)

1. Investment will be composed primarily of securities publicly traded represented in the EMI as well as the stock exchanges of Mexico, Thailand, Indonesia, Philippines, Taiwan, and South Korea, as well as options and futures contracts related to those securities and convertible bonds of small capitalization companies. No options, futures, or other derivatives will add any leverage to the portfolio. Investment may also be made in cash or in the equivalents of cash or in any commingled money market account maintained by Prudential.

2. Investments will be targeted primarily (i.e. a minimum of 70% of the invested portion of the portfolio) in securities of companies which meet Global Small Cap Equities definition of small capitalization companies. Throughout the world, Global Small Cap Equities uses the largest market cap of the stocks in lowest 20% of the market capitalization, within the U. S. markets as its upper capitalization limit (currently $1.5 billion), except in Japan where Global Small Cap Equities applies the 20% test separately due to currency fluctuations. (In Japan, the upper limit is currently $1.5 billion). The majority of investments to be in the stocks with market capitalization less than $750 million. Stocks which are included in the portfolio not meeting the cap size definition should normally be ones which are constituents of the EMI, except for Southeast Asia where larger traded stocks may be used.

3. No more than 7% of any regional sub-portfolio will be invested in any one company at the time of purchase; no more than 3% of the total global portfolio will be so invested.

4. The portfolio will not purchase more than 10% of the issued capital of any one company. The regional portfolios are generally kept diversified in 30 to 60 names. Industry weights are determined on a bottom up basis but monitored at the portfolio level and may cut back to limit potential sector risk.

5. Investments in cash and related instruments will not exceed 17% of the portfolio, except during initial building.

6. Currency hedging will be allowed, although it is not anticipated that Global Small Cap Equity will employ an active currency overlay program. Any currency hedging must be covered by an underlying cash/stock position.

7. Within the global portfolio, none of the four regions (Japan, Southeast Asia, Europe, or North America) will be weighted at time of purchase (or allocation shift) by more than 12% of the benchmark weight or less than 12% of the benchmark weight. This 12% guideline will also apply to country weights within each regional sub-portfolio.

GENERAL

SUBJECT TO THE INVESTMENT GUIDELINES FOR THE CLIENT ACCOUNTS DESCRIBED HEREIN OR AS SUBSEQUENTLY NOTIFIED TO SUB-INVESTMENT MANAGER IN WRITING:

1. The Client Accounts may contain securities which are or were the subject of a relevant offer or issue, whether at the time Sub-Investment Manager acquires them on behalf of Investment Manager, within a period of 12 months preceding that or otherwise. For the purpose of this paragraph, a "relevant offer or issue" is an offer or issue of any securities (whether or not those securities are to be listed on the London Stock Exchange or any other recognized or designated investment exchange) which is or was sponsored, underwritten, managed or arranged, or in connection with which other services were provided, by Sub-Investment Manager or a connected person.

2. Sub-Investment Manager may not commit Investment Manager to any obligation to underwrite any issue or offer for sale of securities.

3. Sub-Investment Manager may, on behalf of Investment Manager, acquire or dispose of units in a regulated collective investment scheme, whether or not operated, managed or advised by Sub-Investment Manager or a connected person.

4. Sub-Investment Manager may enter into repo or reverse repo transactions but may not otherwise lend or borrow securities for any purpose.

5. Sub-Investment Manager is authorized by Investment Manager to deal in warrants, options (including traded options) futures or contracts for differences on behalf of Investment Manager (provided they are investments as defined herein). The limits on margins will vary as between the Client Accounts as set out in Schedule B above and the Prospectuses and Statements of Additional Information mentioned therein.

6. Where the requisite currency of settlement is not the Client Accounts Currency Sub-Investment Manager shall be entitled to use spot or forward foreign exchange contracts (and accordingly enter into them on Investment Manager's behalf) to fund the acquisition of spot or forward investments or dispose of sale proceeds in a foreign currency. Notwithstanding Sub-Investment Manager's right to do this, Investment Manager accepts that if a liability in one currency is matched by an asset in a different currency, or if any investment acquired or sold hereunder is denominated or paid for in a currency other than the Client Accounts Currency, a movement of exchange rates may be unfavorable rather than favorable, on the gain or loss otherwise experienced on the investment.